EXHIBIT P

                                 CODE OF ETHICS

                                 CODE OF ETHICS
                                      FOR
                        CONSECO CAPITAL MANAGEMENT, INC.


I.   STATEMENT OF POLICY:

          This Code of Ethics (hereinafter "Code") is adopted under rule 17j-1 promulgated by the Securities and Exchange Commission pursuant to Section 17(j) of the Investment Company Act of 1940 (the "Investment Company Act") and under the Insider Trading and Securities Fraud Enforcement Act of 1988 (the "Insider Trading Act"). In general, the Investment Company Act and Rule 17j-1 impose an obligation on registered investment companies and on certain registered investment advisers and registered broker-dealers to adopt written compliance procedures and a Code of Ethics covering securities activities of their directors, officers and certain employees. This Code is designed to ensure that those individuals who have access, due to their duties and responsibilities with Conseco Capital Management, Inc. (hereinafter the "Adviser") to material, non-public information regarding the activities of the Adviser, or to information about the portfolio securities and the activities of the Adviser and its Clients, do not intentionally use such information for their personal benefit.

          The Code is intended to cover all Access Persons (as hereinafter defined) of the Adviser. All Access Persons are subject to and bound by the terms of this Code. It is not the intention of this Code to prohibit personal securities transactions by Access Persons, but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Code sets forth the Adviser's policy regarding conduct in those situations in which conflicts are most likely to develop.

          Every Access Person should keep the following general principles in mind in discharging his or her obligations under the Code:

     (A) No Access Person should knowingly place his or her own interests ahead of the Adviser or its Clients; and

     (B) No Access Person should use knowledge of the activities of the Adviser or its Clients to his or her profit or advantage.

II.     DEFINITIONS:

     (A) "Access Person" means any director, officer or Advisory Person of the Adviser.

     (B)  "Adviser" means the investment adviser, Conseco Capital Management,
          Inc.

     (C) "Advisory Person" means any employee of the Adviser, or any company or natural person in a control relationship to the Adviser, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

     (D) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that it applies to all securities which an Access Person has or acquires. Beneficial ownership includes direct or indirect pecuniary interest in securities, such as securities held by members of a person's immediate family sharing the same household.

     (E)  "Board" means the Board of Directors of the Adviser.

     (F) "Client" means any corporation, insurance company, individual, pension plan, endowment, institution, investment company, separate account, trust, business trust, or subsidiary of Conseco, Inc. or its subsidiaries, who, for a fee, has selected the Adviser to act on its behalf in the offering of portfolio management, investment consulting, or other advisory services.

     (G)  "Conseco" means Conseco, Inc.

     (H) "Control" means the power to exercise a controlling influence over the management of policies of a company (Section 2(a)(9) of the Investment Company Act).

     (I) "Designated Officer" means the Chief Compliance Officer or, in his absence, the President of the Adviser.

     (J)  "Director" means a member of the Board of Directors of the Adviser.

     (K)  "He" or "his" includes feminine gender.

     (L) "Investment Company" means a company registered as such under the Investment Company Act and for which the Adviser is the investment adviser.

     (M) "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security and the exercise of a stock option.

     (N) "Security" includes any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, investment contract, limited partnership shares, etc. (as defined in Section 2(a)(36) of the Investment Company Act). "Security" shall not include shares of registered open-end investment companies, securities issued by the United States Government, short-term debt securities which are "government securities" (meaning any security issued or guaranteed as to principal or interest by the United States, or by any person acting as an instrumentality of the United States government, per Section 2(a)(16) of the Investment Company Act), bankers acceptances, bank certificates of deposit, commercial paper, and any other money market instrument as designated by the Board.

     (O) A security is "being considered for purchase or sale" when a recommendation has been made and communicated, or when a person who participates in making recommendations performs investigative or analytical work for the purpose of making a recommendation or when there is an outstanding order to purchase or sell that security for a Client.

III. EXEMPTED TRANSACTIONS:

     The prohibitions of Section IV of this Code shall not apply to the following transactions:

     (A) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

     (B) Purchases or sales which are non-volitional on the part of either the Access Person or the Adviser;

     (C)  Purchases which are part of an automatic dividend reinvestment plan;

     (D) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer;

     (E) Purchases or sales of securities which are not eligible for purchase or sale by any Client (any Access Person desiring to engage in such a transaction should obtain the prior written approval of the Designated Officer);

     (F) Purchases or sales which receive prior written approval from the Designated Officer because they are only remotely potentially harmful to the Client because they are unlikely to affect a highly institutional market, or because they are clearly not related economically to the securities to be purchased, sold or held by the Client;

     (G) Purchases or sales of securities which are not then being purchased or sold by the Adviser on behalf of any Client or considered for purchase or sale by the Client, provided that the Access Person has first obtained the prior written approval of the Designated Officer;

     (H) Purchases of securities which are then being sold or considered for sale by the Adviser on behalf of the Client and sales of securities which are then being purchased or considered for purchase by the Adviser on behalf of the Client. The Designated Officer must give prior written permission and will require written explanations for all such trades by an Access Person; and

     (I) Purchases or sales of other securities of the same issuer whose securities are being purchased or sold or considered for purchase or sale by the Adviser on behalf of a Client. However all equity securities of an issuer shall be deemed the same security and all debt securities of an issuer shall be deemed the same security.

          The reporting requirements of Section V of the Code shall remain applicable to all of the above transactions, except that no person shall be required to make a report with respect to the transactions listed in paragraphs (A), (B) and (C) above.

     IV.  PROHIBITED TRANSACTIONS:

          The following prohibitions shall apply to this Code:

     A.   Purchases and Sales of Securities.

          No Access Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which security to his knowledge at the time of such purchase and sale:

          (1) is being considered for purchase or sale by the Adviser on behalf of any Client, or

          (2) is being purchased or sold by the Adviser on behalf of any Client.

          It is the responsibility of every Access Person, prior to effecting a purchase or sale of any security in which he has, or acquires, any direct or indirect beneficial ownership, to ascertain whether such security is being purchased or sold, or is being considered for purchase or sale, by the Adviser for a Client. In order to confirm that such security is not then being purchased or sold or being considered for purchase or sale on behalf of any Client, the Access Person must seek and receive prior written clearance for the proposed trade from the Designated Officer. The Designated Officer will first review the Restricted Securities List. Subject to the following paragraphs, if the security which the Access Person wishes to trade is not on this List at the time in question, the Designated Officer may clear the Access Person to trade the security on that same day. The Restricted Securities List is the list of those securities which are either being considered for purchase or sale by the Adviser on behalf of any Client (including securities which are being held for trading and may be expected to be sold at any time) and those securities being purchased or sold by the Adviser on behalf of any Client. This List will be prepared and updated each business day by the Adviser. The Restricted Securities List shall contain all securities which the Adviser on behalf of its Clients is purchasing or selling or considering for purchase or sale. It will be the duty of the Adviser to place on the Restricted Securities List all such securities as promptly as possible. If there is any type or class of securities as to which the Adviser cannot readily determine which securities it is trading or considering for trade, such type or class of securities will be so identified by the Adviser whether on the Restricted Securities List or otherwise; any Access Person wishing to trade in any such security must first seek and receive prior written clearance for his trade from the Designated Officer. The Access Person must submit a copy of any such clearance prior to or with his report on such trade pursuant to Section V below.

          Reliance on the above-mentioned prior written clearance by an Access Person shall be conclusive evidence that such Person was not aware that such security was being purchased or sold, or considered for purchase or sale, as the case may be, except in the case of an Access Person who because of his or her position as trader, portfolio manager or securities analyst or because of special access to knowledge concerning that security had, or should have had, knowledge concerning such purchase or sale of such consideration for purchase or sale.

          In any event, no Access Person, who because of his or her position has actual knowledge about the impending or actual purchase or sale or consideration of a purchase or sale of a security by the Adviser on behalf of any Client prior to the publication of such security on the Restricted Securities List, may purchase or sell such security until such security is thereafter removed from the Restricted Securities List.

     B. Purchases and Sales of Recommended Securities by Analysts or Portfolio Managers.

          No Access Person shall purchase or sell a security, in which he has or acquires any direct or indirect beneficial interest, following the preparation of a written recommendation by such Access Person that such security be purchased or sold until such time as it is determined that such recommendation will not be acted upon or until such time as it is removed from the Restricted Securities List, if longer.

          Any Access Person who manages a Client's portfolio shall not purchase or sell a security eligible for purchase by that portfolio within seven calendar days before or after that portfolio trades in that security; this prohibition does not apply to a sale of such a security by such portfolio manager within seven calendar days after a sale of such security by that portfolio or to his purchase of such security within seven calendar days after a purchase of such security by that portfolio. Any profits realized on trades within the periods proscribed in Sections IV.A. and IV.B. above must be disgorged to the Adviser for the benefit of the affected Clients.

     C.   Receipt of Gifts, etc.

          No Access Person or a member of his or her family shall seek or accept gifts, favors, compensation or deals in securities more favorable than those offered to the public from any broker, dealer, investment adviser, financial institution or other supplier of goods and services to the Adviser or from any company whose securities have been purchased or sold or considered for purchase or sale by the Adviser. The foregoing provision shall not prohibit any benefit, direct or indirect, in the form of compensation to the Access Person from any entity under common control with the Adviser for bona fide services rendered as an officer, member of the Board or employee of such entity. This prohibition shall not apply to:

          (1)  lunches or dinners conducted for business purposes;

          (2) cocktail parties or similar social gatherings conducted for business purposes; or

          (3) gifts of small value, usually in the nature of reminder advertising, such as pens, calendars, etc.

     D.   Material, Non-public Information and Insider Trading.

          (1) General. No Access Person may buy or sell securities on the basis of non-public "material information" known by the Access Person or "tip" other persons about such information. Any violation of these restrictions may subject the Adviser and the Access Person to serious criminal and civil liabilities and sanctions, including up to $1 million in criminal fines, up to 10 years in jail and civil penalties up to three times the illegal profit gained or loss avoided. In addition to governmental fines and other sanctions, private actions brought by "professional plaintiffs" against public companies and their insiders have become quite common and can involve substantial costs, both monetary and in terms of time, even if the claim ultimately is dismissed. Equally important, any appearance of impropriety on the part of the Adviser or its insiders could impair investor confidence in the Adviser and severely damage its reputation and business relationships. Accordingly, considerable care should be taken to avoid even inadvertent violations. In light of these restrictions, the Adviser has adopted a general policy that the Adviser's personnel may not trade in securities of Conseco, Inc. or its publicly-held affiliates ("Conseco") or any other company while in possession of non-public, material information. Each Access Person should obtain approval from Conseco's legal department prior to trading in Conseco securities.

               Each Access Person is also prohibited from directly or indirectly disclosing material, non-public information about any issuer to any other person, including family members and relatives, except for persons who have a legitimate need to know.

          (2) Trading in Conseco or Client Securities. Each Access Person and his family members who share his household should not, under any circumstances, trade options for, or sell "short," any securities of Conseco. No Access Person shall buy or sell the equity securities issued by any Client that is not affiliated with Conseco, Inc. or the derivatives of such equity securities without first obtaining written approval from an appropriate representative of the Client.

          (3) Material Information. The term "material information," as used in this Statement of Policy, means information relating to a company, its business operations or securities, the public dissemination of which would likely affect the market price of any of its securities, or which would likely be considered important by a reasonable investor in determining whether to buy, sell or hold such securities. While it is impossible to list all types of information that might be deemed material under particular circumstances, information dealing with the following subjects is often found material: internal forecasts or budgets; dividends; major new discoveries or advances in research; acquisitions, including mergers and tender offers; sales of substantial assets; changes in debt ratings; significant writedowns of assets or additions to reserves for bad debts or contingent liabilities; liquidity problems; extraordinary management developments; public offerings; major price or marketing changes; labor negotiations; and significant litigation or investigations by governmental bodies. Information about a company generally is not material if its public dissemination would not have an impact on the price of the company's publicly traded securities. It should be noted that either positive or adverse information may be material.


          (4) No Use or Solicitation of Inside Information. No Access Person shall utilize material, non-public information about any issuer of securities in the course of rendering investment advice or making investment decisions on behalf of Clients. No Access Person should solicit from any issuer of securities any such material, non-public information. Any Access Person inadvertently receiving non-public information regarding securities held by any Client should notify the Designated Officer or any Vice President of the Adviser immediately.

     E.   Confidentiality.

          Serious problems could arise for the Adviser and any Access Person by any unauthorized disclosure of internal information about Conseco, Inc. or its affiliated companies including the Adviser (the "Conseco Companies"), or a Client whether or not for the purpose of facilitating improper trading in the securities of a Conseco Company or a Client. It is the Adviser's policy that no Access Person should discuss internal Conseco Company or Client matters or developments with anyone outside of the Conseco Companies (including family members, relatives and friends), except as required in the performance of his regular employment duties. Similarly, no Access Person should discuss Conseco Company or Client affairs in public or quasi-public areas where your conversation may be overhead (e.g., restaurants, restrooms, elevators, etc.). This prohibition also applies to inquiries about Conseco Companies or Clients which may be made by the financial press, investment analysts or others in the financial community. It is important that all such communications on behalf of the Conseco Companies or the Adviser be made only through authorized individuals. If you receive any inquiries of this nature, you should decline comment and refer the inquirer directly to the Conseco Companies' investor relations spokesman, James Rosensteele, at (317) 573- 2893.

     F.   Initial Public Offerings.

          No Access Person shall purchase a security, in which he by reason of such transaction acquires any direct or indirect beneficial interest, in an initial public offering.

     G.   Private Placements.

          No Access Person shall purchase a security, in which he by reason of such transaction acquires any direct or indirect beneficial interest, in a private placement, without obtaining the prior written approval of the Designated Officer. In giving his approval, the Designated Officer must consider, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his position as an Access Person. Any Access Person who has been authorized to so acquire securities must disclose that investment when he plays a part in any subsequent consideration of an investment in the issuer by any Client. In such circumstances, such decision for a Client to purchase securities of that issuer must be reviewed independently by other investment personnel of the Adviser who have no personal interest in the issuer.

     H.   Directorships of Publicly Traded Companies.

          No Access Person may serve on the boards of directors (or equivalent governing bodies) of publicly traded companies, except the Board of Directors of the Adviser's parent company, unless that Access Person first obtains in writing the prior approval of the Designated Officer if the latter is satisfied that the Access Person will normally be isolated from the investment making decisions of the Adviser for its Clients.

V.   REPORTING REQUIREMENTS:

     A.   In General.

          1. Every Access Person shall direct his broker to supply to the Designated Officer, on a timely basis, duplicate copies of confirmations of all security transactions in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security and copies of periodic statements for all securities accounts.

          2. Every Access Person shall report to the Designated Officer the information with respect to the transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such Access Person does not have any direct or indirect influence or control.

          3. Notwithstanding the above, an Access Person need not duplicate information recorded pursuant to (i) Rule 204-2(a)(12) of the Investment Advisers Act of 1940, or (ii) the confirmations and statements supplied under paragraph V.A.1. above. The reporting under this Code will satisfy that Rule.

          4. A Director of the Adviser who is not otherwise an Access Person need only report a transaction in a security if such member, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a Director, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Director, such security was purchased or sold by the Adviser or was being considered for purchase or sale by the Adviser. Any Director, who pursuant to the preceding sentence is not required to report any transaction in a security during the period in question, need not make any other report or disclosure of personal securities holdings during such period under this Section V.

     B.   Report Contents.

          Every report under Paragraph V.A.2. shall be made not later than ten
          (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and unless such information has been supplied under paragraph V.A.1. above, shall contain the following information:

          (1) The date of the transaction, the title and the number of shares or the principal amount of each security involved;

          (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (3)  The price at which the transaction was effected; and

          (4) The name of the broker, dealer or bank with or through whom the transaction was effected.

          Any such report may contain a statement that the report shall not be construed as an admission of direct or indirect beneficial ownership in said security.


     C.   Review.

          The Chief Compliance Officer shall review or supervise the review of the personal securities transactions reported pursuant to Section V. As part of the review, each such reported securities transaction may be compared against the portfolio transactions of Clients to determine whether a violation of this Code may have occurred. If the Chief Compliance Officer believes that a violation may have occurred, he may submit the pertinent information regarding the transaction to, and consult with the General Counsel of Conseco. The Chief Compliance Officer shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under
          Section III. Before making any determination that a violation has occurred, the Chief Compliance Officer shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel, if any, for the Access Person whose transaction is in question.

     D.   Annual Disclosure and Certification.

          Every Access Person shall disclose all securities in which he has any direct or indirect beneficial ownership in the securities upon the commencement of his employment and thereafter on an annual basis. Every Access Person shall certify annually that he has read and understands this Code of Ethics and is subject thereto and that he has reported or disclosed all personal securities trades required to be reported or disclosed thereunder.

VI.  SANCTIONS.

     If the Chief Compliance Officer determines that a material violation of the Code or of the Insider Trading Act has occurred, he shall provide a written report of his determination to the Board, as is appropriate under the circumstances, for such further action and sanctions as such Board deems appropriate, which may include, but shall not be limited to, a letter of censure, suspension with pay, termination of employment or disgorgement of any profits realized on transactions in violation of this Code. If a securities transaction of a Designated Officer is under consideration, the General Counsel of Conseco shall act in all respects in the manner prescribed herein for the Designated Officer.

VII. MISCELLANEOUS PROVISIONS.

     A.   Records.

          The Chief Compliance Officer shall maintain records in the manner and to the extent set forth below, which records may be maintained on film or computer storage medium under conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission:

          (1) A copy of this Code and any other code which is, or at any time within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

          (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

          (3) A copy of each report made by the Access Person pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

          (4) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

     B.   Confidentiality of Reports.

          All reports of securities transactions and any other information filed with the Designated Officer or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission or of the client investment company.

     C.   Interpretation of Provisions.

          The Board may from time to time adopt such interpretation of this Code as they deem appropriate.

     D.   Effect of Violation of this Code.

          In adopting Rule 17j-1, the Commission specifically noted in Investment Company Act Release No. IC- 11421 (Oct. 31, 1980) that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of that Rule. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.


Attachments:

          Certification of Compliance (To be signed by all Access Persons of the Adviser) Annual Certification of Compliance (To be signed annually) Report of Personal Securities Transactions (To report quarterly or for single transactions) Prior Clearance Form (To be completed prior to each transaction)

       [ATTACH PERSONAL SECURITIES TRANSACTIONS REPORT FORM AFTER ANNUAL
                       CERTIFICATION OF COMPLIANCE FORM]

                          CERTIFICATION OF COMPLIANCE
                        CONSECO CAPITAL MANAGEMENT, INC.



To:  Chief Compliance Officer

     I have read in detail and understand the Conseco Capital Management, Inc. Code of Ethics, dated January, 1995, and will comply in all respects with the policies and procedures contained therein.


     Signature:
               ----------------------------
     Print Name:
               ----------------------------
     Date:
          ---------------------------------

                       ANNUAL CERTIFICATION OF COMPLIANCE
                        CONSECO CAPITAL MANAGEMENT, INC.



To:  Chief Compliance Officer


     I have read and understand the Conseco Capital Management, Inc. Code of Ethics, dated January, 1995, to which I am subject. During the period from to the date of this annual certification, I have complied in all respects with the policy and procedures contained in the Code of Ethics, including the annual disclosure to Conseco Capital Management, Inc. of all personal securities holdings in which I have any direct or indirect beneficial ownership.*



     Signature:
               ----------------------------
     Print Name:
               ----------------------------
     Date:
          ---------------------------------

-------------
* In addition to the securities holdings reported on my broker-dealer statement(s) for the preceding calendar year end, I directly or indirectly beneficially own the following securities at such date. (If none, please so state):

        Complete Security Description:        Number of Shares
        (Name)                                (Stock) or Par
        (Coupon)                              (Bonds)
        (Maturity Date)
        ---------------                       ----------------

                        CONSECO CAPITAL MANAGEMENT, INC.

                              PRIOR CLEARANCE FORM
                      FOR PERSONAL SECURITIES TRANSACTIONS
--------------------------------------------------------------------------------


         ---------------------------------------------------------------
          (Printed Name of Access Person)                Phone Ext.


The undersigned seeks clearance for the following trade(s) to be
effected today,                                .
               ----------------------.

                                                                  BROKER-DEALER     APPROXIMATE PRICE
SECURITY DESCRIPTION     ORDER SIZE         TYPE OF TRANSACTION   OR BANK INVOLVED  OF SECURITY
(Issuer,                 (No. of Shares,    (Buy, Sell,                             (rounded to nearest
Coupon,                  Par Value, etc.)   Short, Gift, etc.)                       whole dollar)
Maturity Date, etc.)

* If research or equity analyst, written recommendation must be attached to or written on this form.



                                  -----------------------------------------
                                  (Signature of Access Person)




The foregoing transaction(s) has (have) been cleared for trading on this date.




                                  -----------------------------------------
                                  (Signature of Designated Officer)




   Note: A copy of this completed form (including the signatures of both the
                 Access Person and the Designated Officer) must
         be returned to, or left with, the Designated Officer.       8/97

                        CONSECO CAPITAL MANAGEMENT, INC.
                   REPORT OF PERSONAL SECURITIES TRANSACTIONS

In compliance with Investment Advisers Act of 1940, Regulation 204-2(a) (12) and the Company's Code of Ethics, the following securities transactions(s) are listed. Include any transactions in warrants, convertible issues, puts, calls, straddles, short sales, or other direct or indirect transactions in securities. List your personal transactions, transactions made on your behalf in the name of another person, transactions made by an immediate member of your family - parent spouse, children, or other person living in your household, or transactions on behalf of any other person, and others in which you have beneficial ownership. "Security" is defined in Section II(N) of the Code of Ethics.

Please Check   [   ]  only if this is a Single Transaction Report:

Consolidated Quarterly Report for calendar quarter ending
                                                         -----------------------
Must be filed not later than 10 days after end of quarter. If you had no securities transactions during the quarter, please so indicate. If all your securities transactions during this period were already reported to the Adviser by your broker-dealer and will not be reported below, please so indicate.


=======================================================================================================
                                 NO. OF SHARES
                                   (STOCK) OR                                         BROKER-DEALER OR
COMPLETE SECURITY DESCRIPTION:    PAR (BONDS)   TRADE DATE    TRANSACTION*   PRICE     BANK INVOLVED
------------------------------------------------------------------------------------------------------
(Name)
(Coupon)
(Maturity Date)

Diect or
Indirect
=======================================================================================================


* buy, sell, short, gift, etc.

I hereby certify that the above securities transactions represent all transactions for the period indicated in which I had a direct or indirect interest, except for transactions exempted by Section III (A), (B) and (C) of the code of Ethics and that I received clearance from the Designated Officer immediately prior to my effecting the transaction(s) set forth above. I further certify that during such period I did not communicate nor use any material, non-public information in violation of Section IV D. of the Code of Ethics.


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                        (Signature)                             (Date)


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                        (Printed Name)                          (Cost Center)



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                        Reviewed By